Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2022 Financial Results
Ridgefield, CT, April 27, 2022 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 25, 2022.

Financial highlights for the first quarter of 2022:

•Net sales increased 82.8% to $512.1 million for the first quarter of 2022 from $280.2 million for the first quarter of 2021.
•GAAP net income was $1.4 million, or $0.04 per diluted share, for the first quarter of 2022 compared to net loss of $17.9 million, or $(0.49) per diluted share, in the first quarter of 2021.
•Adjusted net income per share1 was $0.10 for the first quarter of 2022 compared to $(0.50) for the first quarter of 2021.
•Adjusted EBITDA1 was $21.5 million for the first quarter of 2022 compared to negative adjusted EBITDA of $(9.5) million for the first quarter of 2021.

“As expected, 2022 started off with seasonally moderate business activity in January, which was also slightly impacted by the Omicron variant. Revenue trends grew steadily in February and March across our markets as consumer demand for dining out continued to show strength,” said Chris Pappas, Chairman and Chief Executive Officer of the Company. “Moderate increases in labor markets facilitated new customer openings and growth in restaurant capacity, which contributed to sequential weekly sales improvement as the quarter progressed.”

First Quarter Fiscal 2022 Results

Net sales for the quarter ended March 25, 2022 increased 82.8% to $512.1 million from $280.2 million for the quarter ended March 26, 2021. Organic sales increased $176.3 million, or 62.9% versus the prior year quarter. Sales growth of $55.6 million, or 19.9%, resulted from acquisitions. Organic case count increased approximately 47.3% in the Company’s specialty category with unique customers and placements increases at 29.4% and 41.6%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 26.0% compared to the prior year quarter. Estimated inflation was 14.9% in the Company’s specialty categories and 28.5% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 99.4% to $117.5 million for the first quarter of 2022 from $58.9 million for the first quarter of 2021. Gross profit margin increased approximately 191 basis points to 22.9% from 21.0%. Gross margin in the Company’s specialty category increased 213 basis points and gross margin increased 111 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 37.2% to $110.1 million for the first quarter of 2022 from $80.2 million for the first quarter of 2021. These increases were primarily volume-based increases to support our sales growth for the quarter ended March 25, 2022. As a percentage of net sales, operating expenses were 21.5% in the first quarter of 2022 compared to 28.6% in the first quarter of 2021.

Other operating expense decreased by approximately $2.3 million primarily due to non-cash charges of $0.3 million for changes in the fair value of our contingent earn-out liabilities compared to non-cash credits of $1.3 million in the prior year period.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Operating income for the first quarter of 2022 was $6.3 million compared to operating loss of $20.1 million for the first quarter of 2021. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expenses, as discussed above. As a percentage of net sales, operating income was 1.2% in the first quarter of 2022 as compared to operating loss of 7.2% in the first quarter of 2021.

Total interest expense decreased to $4.4 million for the first quarter of 2022 compared to $4.8 million for the first quarter of 2021. The decrease in interest expense is the result of lower effective interest rates charged on the Company’s outstanding debt.

Net income for the first quarter of 2022 was $1.4 million, or $0.04 per diluted share, compared to net loss of $17.9 million, or $(0.49) per diluted share, for the first quarter of 2021.

Adjusted EBITDA1 was $21.5 million for the first quarter of 2022 compared to negative adjusted EBITDA of $(9.5) million for the first quarter of 2021. For the first quarter of 2022, adjusted net income1 was $3.6 million, or $0.10 per diluted share compared to adjusted net loss of $18.3 million, or $(0.50) per diluted share for the first quarter of 2021.

Full Year 2022 Guidance

Based on current trends in the business, we are providing financial guidance to be as follows:

▪Estimated Net Sales for the full year of 2022 will be in the range of $2.13 billion to $2.23 billion;
▪Estimated Gross profit between $500.0 million and $524.0 million and
▪Estimated Adjusted EBITDA between $103.0 million and $112.0 million

First Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2022 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with an alternative rate; our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 22, 2022 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 50,000 products to more than 35,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 25, 2022	March 26, 2021
Net sales	$512,103	$280,217
Cost of sales	394,590	221,270
Gross profit	117,513	58,947

Selling, general and administrative expenses	110,086	80,245
Other operating expenses (income), net	1,163	(1,170)
Operating income (loss)	6,264	(20,128)

Interest expense	4,365	4,763
Income (loss) before income taxes	1,899	(24,891)

Provision for income tax expense (benefit)	514	(6,970)

Net income (loss)	$1,385	$(17,921)

Net income (loss) per share:
Basic	$0.04	$(0.49)
Diluted	$0.04	$(0.49)

Weighted average common shares outstanding:
Basic	36,935,717	36,401,748
Diluted	37,307,478	36,401,748

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 25, 2022 AND DECEMBER 24, 2021
(in thousands)

	March 25, 2022	December 24, 2021
	(unaudited)
Cash and cash equivalents	$79,439	$115,155
Accounts receivable, net	169,792	172,540
Inventories, net	152,443	144,491
Prepaid expenses and other current assets	37,002	37,774
Total current assets	438,676	469,960

Equipment, leasehold improvements and software, net	151,751	133,622
Operating lease right-of-use assets	148,381	130,701
Goodwill	230,988	221,775
Intangible assets, net	108,832	104,743
Deferred taxes, net	8,876	9,380
Other assets	4,065	3,614
Total assets	$1,091,569	$1,073,795

Accounts payable	$121,444	$118,284
Accrued liabilities	34,852	35,390
Short-term operating lease liabilities	17,835	15,882
Accrued compensation	15,069	22,321
Current portion of long-term debt	4,971	5,141
Total current liabilities	194,171	197,018

Long-term debt, net of current portion	393,565	394,160
Operating lease liabilities	143,827	127,296
Other liabilities	5,581	5,110
Total liabilities	737,144	723,584

Preferred stock	—	—
Common stock	383	380
Additional paid in capital	316,943	314,242
Cumulative foreign currency translation adjustment	(1,897)	(2,022)
Retained earnings	38,996	37,611
Stockholders’ equity	354,425	350,211

Total liabilities and stockholders’ equity	$1,091,569	$1,073,795

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 25, 2022 AND MARCH 26, 2021
(unaudited, in thousands)

	March 25, 2022	March 26, 2021
Cash flows from operating activities:
Net income (loss)	$1,385	$(17,921)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,889	5,107
Amortization of intangible assets	3,356	3,539
Benefit for allowance for doubtful accounts	(178)	(451)
Non-cash operating lease expense	802	109
Benefit for deferred income taxes	504	(5,025)
Amortization of deferred financing fees	539	864
Stock compensation	3,043	2,458
Change in fair value of contingent earn-out liabilities	299	(1,308)
Loss on asset disposal	17	5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	10,084	(2,585)
Inventories	(4,391)	(9,357)
Prepaid expenses and other current assets	(1,080)	850
Accounts payable, accrued liabilities and accrued compensation	(9,830)	12,026
Other assets and liabilities	(156)	26
Net cash provided by (used in) operating activities	10,283	(11,663)

Cash flows from investing activities:
Capital expenditures	(14,206)	(2,896)
Cash paid for acquisitions	(28,000)	—
Net cash used in investing activities	(42,206)	(2,896)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(1,405)	(32,834)
Proceeds from debt issuance	—	51,750
Payment of deferred financing fees	(406)	(1,450)
Surrender of shares to pay withholding taxes	(2,040)	(1,192)
Payments under asset based loan facility	—	(20,000)
Net cash used in financing activities	(3,851)	(3,726)

Effect of foreign currency translation on cash and cash equivalents	58	4

Net change in cash and cash equivalents	(35,716)	(18,281)
Cash and cash equivalents at beginning of period	115,155	193,281
Cash and cash equivalents at end of period	$79,439	$175,000

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 25, 2022	March 26, 2021
Numerator:
Net income (loss)	$1,385	$(17,921)
Denominator:
Weighted average basic common shares outstanding	36,935,717	36,401,748
Dilutive effect of unvested common shares	330,415	—
Dilutive effect of options and warrants	41,346	—
Weighted average diluted common shares outstanding	37,307,478	36,401,748

Net income (loss) per share:
Basic	$0.04	$(0.49)
Diluted	$0.04	$(0.49)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 25, 2022	March 26, 2021
Net income (loss)	$1,385	$(17,921)
Interest expense	4,365	4,763
Depreciation	5,889	5,107
Amortization	3,356	3,539
Provision for income tax expense (benefit)	514	(6,970)
EBITDA (1)	15,509	(11,482)

Adjustments:
Stock compensation (2)	3,043	2,458
Other operating expenses (income), net (3)	1,163	(1,170)
Duplicate rent (4)	1,736	695

Adjusted EBITDA (1)	$21,451	$(9,499)

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.
4.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, and Miami, FL facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET INCOME (LOSS)
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 25, 2022	March 26, 2021
Net income (loss)	$1,385	$(17,921)

Adjustments to reconcile net income (loss) to adjusted net income (loss) (1):
Other operating expenses (income), net (2)	1,163	(1,170)
Duplicate rent (3)	1,736	695
Write-off of unamortized deferred financing fees (4)	69	—
Tax effect of adjustments (5)	(801)	131

Total adjustments	2,167	(344)

Adjusted net income (loss)	$3,552	$(18,265)

Diluted adjusted net income (loss) per common share	$0.10	$(0.50)

Diluted shares outstanding - adjusted	37,307,478	36,401,748

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.

3.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, and Miami, FL facilities.

4.Represents interest expense related to write-off of certain deferred financing fees in connection with the third amendment to our asset-based loan facility which increased the aggregate commitments from $150.0 million to $200.0 million.

5.Represents the tax effect of items 2 through 4 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 25, 2022	March 26, 2021
Numerator:
Adjusted net income (loss)	$3,552	$(18,265)
Denominator:
Weighted average basic common shares outstanding	36,935,717	36,401,748
Dilutive effect of unvested common shares	330,415	—
Dilutive effect of options and warrants	41,346	—
Weighted average diluted common shares outstanding	37,307,478	36,401,748

Adjusted net income (loss) per share:
Diluted	$0.10	$(0.50)